Exhibit 21.1

LIST OF SUBSIDIARIES

KBR, INC.
Subsidiaries of Registrant as of December 31, 2014

NAME OF COMPANY	STATE OR COUNTRY OF INCORPORATION

BE&K International, Inc.	United States, Delaware

BE&K Properties, Inc.	United States, Alabama

BE&K, Inc.	Delaware

Corporacion Mexicana de Mantenimiento Integral S. de R.L. de C.V.	Mexico

Fasttrax Holdings Limited	United Kingdom, England & Wales

Fasttrax Limited	United Kingdom, England & Wales

FTX Logistics Limited	United Kingdom, England & Wales

HBR NL Holdings, LLC	Delaware

KBR (Aspire Construction) Holdings Limited	United Kingdom, England & Wales

KBR (Aspire Construction) Holdings No. 2 Limited	United Kingdom, England & Wales

KBR (Aspire Construction) Limited	United Kingdom, England & Wales

KBR (U.K.) Investments Limited	United Kingdom, England & Wales

KBR Australia Pty Ltd	Australia

KBR Building Group, LLC	Delaware

KBR Canada Ltd	Cayman Islands

KBR Construction Company, LLC	Delaware

KBR E&C Australia Pty Ltd	Australia

KBR Engineering Company, LLC	Delaware

KBR Group Holdings, LLC	Delaware

KBR Holdings Pty Ltd.	Australia

KBR Holdings, LLC	Delaware

KBR I Cayman, Ltd.	Cayman Islands

KBR II Cayman, Ltd.	Cayman Islands

KBR Indonesia Holdings, Inc.	Delaware

KBR Industrial Canada Co.	Canada

KBR Investments Limited	United Kingdom, England & Wales

KBR Netherlands Investments B.V.	Netherlands

KBR Overseas, Inc.	Delaware

KBR Plant Services, Inc.	Delaware

KBR USA LLC	Delaware

KBR WABI LTD.	Canada

KBRDC Egypt Cayman Ltd.	Cayman Islands

Kellogg Brown & Root (Greenford) Limited	United Kingdom, England & Wales

Kellogg Brown & Root (Services) Limited	United Kingdom, England & Wales

Kellogg Brown & Root (U.K.) Limited	United Kingdom, England & Wales

Kellogg Brown & Root Asia Pacific Pte Ltd	Singapore

Kellogg Brown & Root DH Limited	United Kingdom, England & Wales

Kellogg Brown & Root Group Limited	United Kingdom, England & Wales

Kellogg Brown & Root Holding B.V.	Netherlands

Kellogg Brown & Root Holdings (U.K.) Limited	United Kingdom, England & Wales

Kellogg Brown & Root Holdings Limited	United Kingdom, England & Wales

Kellogg Brown & Root International Group Holdings LLP	United Kingdom, England & Wales

Kellogg Brown & Root International, Inc.	Delaware

Kellogg Brown & Root Limited	United Kingdom, England & Wales

Kellogg Brown & Root Limited - Azmi Abdullatif Abdulhadi & Abdullah Mahana Al-Moaibed Consulting Engineering Professional Partnership	Saudi Arabia

Kellogg Brown & Root LLC	Delaware

Kellogg Brown & Root London Holdings Limited	United Kingdom, England & Wales

Kellogg Brown & Root London Limited	United Kingdom, England & Wales

Kellogg Brown & Root Netherlands B.V.	The Netherlands

Kellogg Brown & Root Offshore Contractors 2 B.V.	Netherlands

Kellogg Brown & Root Overseas Operations Limited	United Kingdom, England & Wales

Kellogg Brown & Root Overseas Projects Limited	United Kingdom, England & Wales

Kellogg Brown & Root Pty Ltd	Australia

Kellogg Brown & Root Services, Inc.	Delaware

KELLOGG JOINT VENTURE - GORGON PJT	Unincorporated

Laurel Financial Services B.V.	The Netherlands

MMM-SS Holdings, LLC	Delaware

PT KBR Indonesia	Indonesia

Roberts & Schaefer Holdings, Inc.	Delaware

Southern Gas Constructors Limited	Nigeria

Technical Staffing Resources, LLC	Delaware

*    KBR, Inc. maintains over 100 subsidiaries. Set forth above are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of KBR, Inc. as of December 31, 2014. The names of certain subsidiaries have been omitted from this Exhibit 21.1 in accordance with applicable rules. The omitted subsidiaries, considered in the aggregate as a single subsidiary, did not constitute a “significant subsidiary” (as defined in Rule 1-02(v) of Regulation S-X) at December 31, 2014.